RenaissanceRe Holdings Ltd. Announces Receipt of Subpoena

Pembroke, Bermuda, June 15, 2005 — RenaissanceRe Holdings Ltd. (NYSE: RNR) announced today that it has received a subpoena from the United States Attorney for the Southern District of New York requesting information relating to the use of finite risk insurance and related products. The Company understands that other insurance industry participants have received similar subpoenas. As previously disclosed by the Company, the Securities and Exchange Commission and the Office of the Attorney General for the State of New York are also currently investigating these matters. The Company intends to cooperate in responding to these requests.

RenaissanceRe Holdings Ltd. is a global provider of reinsurance and insurance. Our business consists of two segments: (1) Reinsurance, which includes catastrophe reinsurance, specialty reinsurance and certain joint ventures and other investments managed by our subsidiary RenaissanceRe Ventures Ltd., and (2) Individual Risk business, which includes primary insurance and quota share reinsurance.

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Investor Contact:	Media Contact:
RenaissanceRe Holdings Ltd.	Kekst and Company
Todd R. Fonner	David Lilly or Dawn Dover
Vice President and Treasurer	212-521-4800
441-239-4801